Exhibit 10-14
                                                                  EXECUTION COPY



                                U.S. $150,000,000

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                         Dated as of September 24, 2002

                                      Among

                               PAXAR CORPORATION,

                         BORNEMANN + BICK GMBH & CO. KG

                                       and

                                PAXAR UK LIMITED

                                  as Borrowers
                                  ------------
                                       and

                    THE INITIAL LENDERS, INITIAL ISSUING BANK
                        AND SWING LINE BANK NAMED HEREIN

          as Initial Lenders, Initial Issuing Bank and Swing Line Bank,
          -------------------------------------------------------------

                               FLEET NATIONAL BANK

                            as Administrative Agent,
                            ------------------------

                                  SUNTRUST BANK

                              as Syndication Agent
                              --------------------

                                       and

                                  HSBC BANK USA

                             as Documentation Agent
                             ----------------------

                                TABLE OF CONTENTS

                                Table of Contents

                                                                                                                            Page

                                    Article I
                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.            Certain Defined Terms................................................................................2
SECTION 1.02.            Computation of Time Periods.........................................................................14
SECTION 1.03.            Accounting Terms....................................................................................14
                                   Article II
           AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT

SECTION 2.01.            The Advances........................................................................................15
SECTION 2.02.            Making the Advances.................................................................................16
SECTION 2.03.            The Competitive Bid Advances........................................................................17
SECTION 2.04.            Issuance of and Drawings and Reimbursement Under Letters of Credit..................................18
SECTION 2.05.            Fees  ..............................................................................................19
SECTION 2.06.            Termination or Reduction of the Commitments.........................................................19
SECTION 2.07.            Repayment of Advances...............................................................................19
SECTION 2.08.            Interest............................................................................................20
SECTION 2.09.            Interest Rate Determination.........................................................................20
SECTION 2.10.            Conversion of Advances..............................................................................21
SECTION 2.11.            Prepayments.........................................................................................21
SECTION 2.12.            Increased Costs.....................................................................................22
SECTION 2.13.            Illegality..........................................................................................23
SECTION 2.14.            Payments and Computations...........................................................................23
SECTION 2.15.            Taxes...............................................................................................24
SECTION 2.16.            Sharing of Payments, Etc............................................................................25
SECTION 2.17.            Use of Proceeds.....................................................................................25
SECTION 2.18.            Additional Borrowers................................................................................25
                                   Article III
                     CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01.            Conditions Precedent to Effectiveness of Sections 2.01, 2.03 and 2.04...............................26
SECTION 3.02.            Conditions Precedent to the Initial Borrowings of Bornemann and Paxar UK............................27
SECTION 3.03.            Conditions Precedent to the Initial Borrowing of Each Additional Borrower...........................27
SECTION 3.04.            Conditions Precedent to Each Borrowing (other than a Competitive Bid Borrowing) and Issuance........28
SECTION 3.05.            Conditions Precedent to Each Competitive Bid Borrowing..............................................28
SECTION 3.06.            Determinations Under Section 3.01...................................................................29
                                   Article IV
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.            Representations and Warranties of the Borrowers.....................................................30
                                    Article V
                               COVENANTS OF PAXAR

SECTION 5.01.            Affirmative Covenants...............................................................................32
SECTION 5.02.            Negative Covenants..................................................................................34
SECTION 5.03.            Financial Covenants.................................................................................38
                                   Article VI
                                EVENTS OF DEFAULT

SECTION 6.01.            Events of Default...................................................................................39
                                   Article VII
                            THE ADMINISTRATIVE AGENT

SECTION 7.01.            Authorization and Action............................................................................40
SECTION 7.02.            Administrative Agent's Reliance, Etc................................................................40
SECTION 7.03.            Fleet and Affiliates................................................................................41
SECTION 7.04.            Lender Credit Decision..............................................................................41
SECTION 7.05.            Indemnification.....................................................................................41
SECTION 7.06.            Successor Administrative Agent......................................................................41
                                  Article VIII
                                    GUARANTY

SECTION 8.01.            Guaranty............................................................................................42
SECTION 8.02.            Guaranty Absolute...................................................................................42
SECTION 8.03.            Waivers and Acknowledgments.........................................................................43
SECTION 8.04.            Subrogation.........................................................................................43
SECTION 8.05.            Continuing Guarantee; Assignments...................................................................43
                                   Article IX
                                  MISCELLANEOUS

SECTION 9.01.            Amendments, Etc.....................................................................................44
SECTION 9.02.            Notices, Etc........................................................................................44
SECTION 9.03.            No Waiver; Remedies.................................................................................44
SECTION 9.04.            Costs and Expenses..................................................................................45
SECTION 9.05.            Right of Set-off....................................................................................46
SECTION 9.06.            Binding Effect......................................................................................46
SECTION 9.07.            Assignments, Designations and Participations........................................................46
SECTION 9.08.            Confidentiality.....................................................................................49
SECTION 9.09.            No Liability of the Issuing Bank....................................................................49
SECTION 9.10.            Governing Law.......................................................................................49
SECTION 9.11.            Execution in Counterparts...........................................................................49
SECTION 9.12.            Judgment............................................................................................49
SECTION 9.13.            Jurisdiction, Etc...................................................................................50
SECTION 9.14.            Waiver of Jury Trial................................................................................50


Exhibits


Exhibit A-1          -         Form of Revolving Credit Note


Exhibit A-2          -         Form of Competitive Bid Note


Exhibit B-1          -         Form of Notice of Borrowing


Exhibit B-2          -         Form of Notice of Competitive Bid Borrowing


Exhibit C            -         Form of Assignment and Acceptance


Exhibit D            -         Form of Designation Agreement


Exhibit E            -         Form of Credit Agreement Supplement


Exhibit G            -         Form of Acceptance of Process Agent





Schedules


Schedule 4.01(c) -   Required Authorizations and Approvals


Schedule 4.01(f) -   Environmental Actions


Schedule 4.01(i) -   Environmental Laws


Schedule 5.02(d) -   Existing Debt


Schedule 5.02(g) -   Scheduled Investments

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                                 Dated as of September 24, 2002

      Paxar Corporation, a New York corporation ("Paxar"), Bornemann + Bick GMBH & Co. KG ("Bornemann"), Paxar UK Limited ("Paxar UK") any other Subsidiary (as hereinafter defined) that becomes a Borrower (as hereinafter defined) pursuant to the terms hereof, the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof as the Initial Lenders, Fleet National Bank ("Fleet") as initial issuing bank (in such capacity, the "Initial Issuing Bank"), Fleet as the swing line bank (in such capacity, the "Swing Line Bank"), Fleet as administrative agent (in such capacity, the "Administrative Agent") for the Lender Parties (as hereinafter defined), SunTrust Bank, as Syndication Agent (the "Syndication Agent") and HSBC Bank USA, as Documentation Agent (the "Documentation Agent"), agree to amend and restate the Existing Credit Agreement (as defined below) in its entirety as follows:

                             PRELIMINARY STATEMENTS

      (1) Paxar entered into a Credit Agreement dated as of March 3, 1997, as amended by the Letter Amendment dated as of October 1, 1997 and Letter Amendment No. 2 dated as of June 30, 1998 (such Credit Agreement, as so amended, being the "Original Credit Agreement"), with the banks, financial institutions and other institutional lenders party thereto and Fleet, as Initial Issuing Bank, Swing Line Bank and Administrative Agent.

      (2) Pursuant to the Original Credit Agreement, Paxar requested that the banks, financial institutions and other institutional lenders party thereto make advances to it, in an aggregate principal amount of up to $280,000,000, on the terms and conditions set forth therein.

      (3) Subsequently, Paxar entered into an Amended and Restated Credit Agreement dated as of August 11, 1998, as amended by the Letter Amendment dated as of February 1, 1999 and Letter Amendment No. 2 dated as of February 29, 2000 (said agreement, as so amended, being the "Existing Credit Agreement") with the banks, financial institutions and other institutional lenders party thereto, Fleet, as Initial Issuing Bank, Swing Line Bank and Administrative Agent.

      (4) Pursuant to the Existing Credit Agreement, Paxar requested that the banks, financial institutions and other institutional lenders party thereto make advances to it and to any other "Borrowers" (as defined in the Existing Credit Agreement) party to the Existing Credit Agreement, in an aggregate principal amount of up to $200,000,000, on the terms and conditions set forth therein.

      (5) Pursuant to the terms of the Existing Credit agreement, on September 9, 1999, Paxar UK delivered a Credit Agreement Supplement (as defined in the Existing Credit Agreement) and became a "Borrower" under and as defined in the Existing Credit agreement.

      (6) Pursuant to the terms of the Existing Credit Agreement, on February 16, 2001, Bornemann delivered a Credit Agreement Supplement (as defined in the Existing Credit Agreement) and became a "Borrower" under and as defined in the Existing Credit Agreement.

      (7) Paxar has requested that the Lender Parties party hereto enter into this Agreement to amend and restate the Existing Credit Agreement and to lend the Borrowers (as hereinafter defined) and issue Letters of Credit (as hereinafter defined) for the benefit of the Borrowers from time to time in an aggregate principal amount of up to $150,000,000. The Lender Parties hereunder have indicated their willingness to amend and restate the Existing Credit Agreement and to agree to lend such amounts on the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto hereby agree that, subject to the satisfaction of the conditions set forth in Section 3.01, the Existing Credit Agreement is amended and restated in its entirety to read as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.             Certain Defined Terms.
                          ---------------------

      As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Administrative Agent's Account" means (a) in the case of Advances denominated in US Dollars, the account of the Administrative Agent maintained by the Administrative Agent at Fleet National Bank with its office at 1185 Avenue of the Americas, 16th Floor, New York, New York 10036, Account No. 1983580,
Attention: Lung Huang and (b) in the case of Advances denominated in any Primary Currency, the account of the Administrative Agent designated in writing from time to time by the Administrative Agent to Paxar, the other Borrowers and the Lender Parties for such purpose.

      "Advance" means a Revolving Credit Advance, a Swing Line Advance, a Letter of Credit Advance or a Competitive Bid Advance.

      "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

      "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Prime Rate Advance and such Lender Party's Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender Party notified by such Lender Party to the Administrative Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

      "Applicable Margin" means, (x) during the period from the Effective Date until March 24, 2003, 0.60% and (y) at any time after March 24, 2003, a percentage per annum determined by reference to the Debt to EBITDA Ratio as set forth below:

----------------------------------- ----------------------------------
             Debt To                 Applicable Margin for Revolving
          EBITDA Ratio                       Credit Advances
----------------------------------- ----------------------------------
Level 1                                           0.80%
-------
Greater than or equal to 2.50 to
1 but less than 3.00 to 1
----------------------------------- ----------------------------------
Level 2                                           0.60%
-------
Greater than or equal to 2.00 to
1 but less than 2.50 to 1
----------------------------------- ----------------------------------
Level 3                                           0.50%
-------
Greater than or equal to 1.50 to
1 but less than 2.00 to 1
----------------------------------- ----------------------------------
Level 4                                           0.40%
-------
Greater than or equal to 1.00 to
1 but less than 1.50 to 1
----------------------------------- ----------------------------------
Level 5                                           0.30%
--------
Less than 1.00 to 1
----------------------------------- ----------------------------------

      The Applicable Margin for each Advance (other than a Competitive Bid Advance) shall be determined by reference to the Debt to EBITDA Ratio in effect on the first day of each Interest Period for such Advance; provided, however, that no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives financial statements pursuant to Section 5.01(m)(i) or (ii) and a certificate of the chief financial officer or the treasurer of Paxar demonstrating such ratio.

      "Applicable Percentage" means, (x) during the period from the Effective Date until March 24, 2003, 0.300% and (y) at any time after March 24, 2003, a percentage per annum determined by reference to the Debt to EBITDA Ratio as set forth below:

------------------------------------- -------------------------------------
             Debt To                             Applicable
          EBITDA Ratio                           Percentage
------------------------------------- -------------------------------------
Level 1                                              0.350%
-------
Greater than or equal to 2.50 to 1
but less than 3.00 to 1
------------------------------------- -------------------------------------
Level 2                                              0.300%
-------
Greater than or equal to 2.00 to 1
but less than 2.50 to 1
------------------------------------- -------------------------------------
Level 3                                              0.275%
-------
Greater than or equal to 1.50 to 1
but less than 2.00 to 1
------------------------------------- -------------------------------------
Level 4                                              0.250%
-------
Greater than or equal to 1.00 to 1
but less than 1.50 to 1
------------------------------------- -------------------------------------
Level 5                                              0.225%
-------
Less than 1.00 to 1
------------------------------------- -------------------------------------

      The Applicable Percentage for the Revolving Credit Facility shall be determined by reference to the Debt to EBITDA Ratio in effect from time to time; provided, however, that no change in the Applicable Percentage shall be effective until three Business Days after the date on which the Administrative Agent receives financial statements pursuant to Section 5.01(m)(i) or (ii) and a certificate of the chief financial officer or the treasurer of Paxar demonstrating such ratio.

      "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C hereto.

      "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

      "Borrower" means Paxar and each other wholly owned Subsidiary of Paxar that has delivered a Credit Agreement Supplement which has become effective; provided, however, that in no event shall the number of Borrowers hereunder exceed four at any one time.

      "Borrowing" means a Revolving Credit Borrowing, a Swing Line Borrowing or a Competitive Bid Borrowing.

      "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurocurrency Rate Advances, on which dealings are carried on in the London interbank market and banks are open for business in the country of issue of the currency of such Eurocurrency Rate Advance.

      "Capital Expenditures" means, for any Person for any period, the sum of
(a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus (b) without duplication, the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures.

      "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

      "Cash Equivalents" means any of the following, to the extent owned by Paxar or any of its Subsidiaries free and clear of all Liens and having a maturity of not greater than 180 days from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any state thereof and has combined capital and surplus of at least $1 billion, (c) commercial paper issued by any corporation organized under the laws of any state of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P or (d) Investments in money market funds that invest primarily in Cash Equivalents of the types described in clauses (a), (b) and (c) above and are established by a Lender Party or any Affiliate of a Lender Party.

     "Commitment" means a Revolving Credit Commitment or a Letter of Credit Commitment.

      "Competitive Bid Advance" means an advance by a Lender Party to Paxar as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.03 and refers to a Fixed Rate Advance or a LIBO Rate Advance (each of which may only be in US Dollars).

      "Competitive Bid Borrowing" means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lender Parties to Paxar whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.03.

      "Competitive Bid Note" means a promissory note of Paxar payable to the order of any Lender Party, in substantially the form of Exhibit A-3 hereto, evidencing the indebtedness of Paxar to such Lender Party resulting from a Competitive Bid Advance made by such Lender Party.

      "Confidential Information" means information that any Borrower furnishes to the Administrative Agent or any Lender Party in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent or such Lender Party from a source other than the Borrowers.

      "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

      "Convert", "Conversion" and "Converted" each refers to a conversion of Advances (other than Competitive Bid Advances) of one Type into Advances of the other Type (other than Competitive Bid Advances) pursuant to Section 2.09 or 2.10.

      "Credit Agreement Supplement" has the meaning specified in Section 2.18.

      "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 90 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all Obligations of such Person in respect of Hedge Agreements, (h) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, (i) Debt of others referred to in clauses (a) through (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (i) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

      "Debt to EBITDA Ratio" means, for any fiscal quarter of Paxar, a ratio of Debt of Paxar and its Subsidiaries as at the end of such fiscal quarter to Consolidated EBITDA of Paxar and its Subsidiaries for the most recently completed four fiscal quarters.

      "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

      "Designated Bidder" means (a) an Eligible Assignee or (b) a special purpose corporation that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P that, in the case of either clause (a) or (b), (i) is organized under the laws of the United States or any State thereof, (ii) shall have become a party hereto pursuant to Section 9.07(d), (e) and (f) and (iii) is not otherwise a Lender Party.

      "Designation Agreement" means a designation agreement entered into by a Lender Party (other than a Designated Bidder) and a Designated Bidder, and accepted by the Administrative Agent, in substantially the form of Exhibit D hereto.

      "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, or such other office of such Lender Party as such Lender Party may from time to time specify to Paxar and the Administrative Agent.

      "EBIT" means, for any period, net income (or net loss) before deduction for income taxes and net interest expense, in each case determined in accordance with GAAP for such period.

      "EBITDA" means, for any period, net income (or net loss) plus the sum of
(a) interest expense, (b) income tax expense, (c) depreciation expense and (d) amortization expense, in each case determined in accordance with GAAP for such period and, in the case of clauses (a) through (d), to the extent such expenses are actually deducted in calculating net income (or net loss); provided, however, that any non-recurring gains or losses (determined in accordance with GAAP) shall be excluded for purposes of calculating "EBITDA".

      "Effective Date" has the meaning specified in Section 3.01.

      "Eligible Assignee" means (i) a Lender Party; (ii) an Affiliate of a Lender Party; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000;
(iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; (vii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000 and (viii) any other Person approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 9.07, Paxar, such approval not to be unreasonably withheld or delayed; provided, however, that neither Paxar nor an Affiliate of Paxar shall qualify as an Eligible Assignee.

      "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

      "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

      "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

      "Equivalent" means (a) in US Dollars of any Primary Currency on any date of determination, the equivalent in US Dollars of such Primary Currency determined by using the quoted spot rate at which Fleet's principal office in New York City, New York, offers to exchange US Dollars for such Primary Currency in New York City, New York, at the opening of business on such date and (b) in any Primary Currency of US Dollars on any date of determination, the equivalent in such Primary Currency of US Dollars determined by using the quoted spot rate at which Fleet's principal office in New York City, New York offers to exchange such Primary Currency for US Dollars in New York City, New York at the opening of business on such date.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

      "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of Paxar's controlled group, or under common control with Paxar, within the meaning of Section 414 of the Internal Revenue Code.

      "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or
(ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan;
(c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of Paxar or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by Paxar or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under
Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

      "Eurocurrency Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to Paxar and the Administrative Agent.

      "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Eurocurrency Rate" means, for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing (other than a Competitive Bid Borrowing), the rate per annum (rounded upwards to the nearest 1/16 of 1%) at which deposits in US Dollars or in the applicable Primary Currency, as the case may be, appear on Page 3740 or 3750 of the Dow Jones Telerate Screen at or about 11:00 A.M. (London time) two Business Days before the first day of such Interest Period and for a period equal to such Interest Period. If for any reason such rate is not available, the term "Eurocurrency Rate" shall mean, for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing, the rate per annum (rounded upwards to the nearest 1/16 of 1%) appearing on the appropriate Reuters Screen as the London interbank offered rate for deposits in US Dollars or in the applicable Primary Currency, as the case may be, at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on such Reuters Screen, the applicable rate shall be the arithmetic mean of all such rates.

      "Eurocurrency Rate Advance" means an Advance (other than a Competitive Bid Advance) denominated in US Dollars or in a Primary Currency that bears interest as provided in Section 2.08(a)(ii).

      "Eurocurrency Rate Reserve Percentage" means, with respect to any Lender for any Interest Period for any Eurocurrency Rate Advance made by such Lender from time to time, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances is determined) having a term equal to such Interest Period.

      "Events of Default" has the meaning specified in Section 6.01.

      "Existing Credit Agreement" has the meaning specified in the Preliminary Statements.

      "Existing Debt" has the meaning specified in Section 5.02(d)(iii)(B) hereof.

      "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof) and indemnity payments; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as such application is made within 6 months after the occurrence of such damage or loss.

      "Facility" means the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Fiscal Year" means a fiscal year of Paxar and its Consolidated Subsidiaries ending on December 31 in any calendar year.

      "Fixed Rate Advances" has the meaning specified in Section 2.03(a)(i), which Advances shall be denominated in US Dollars.

      "Fleet" has the meaning specified in the recital of parties to this Agreement.

      "Foreign Loan Amount" means, at any date, the sum of the Equivalent on such date of the aggregate principal amount on such date of the outstanding Revolving Credit Advances denominated in any Primary Currency plus the aggregate principal amount on such date of the outstanding advances made by Paxar and its domestic Subsidiaries to any wholly-owned foreign Subsidiaries of Paxar.

      "Funded Debt" of any Person means Debt in respect of the Advances, in the case of any Borrower, and all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

      "GAAP" has the meaning specified in Section 1.03.

      "Guaranteed Obligations" has the meaning specified in Section 8.01.

      "Guaranty" has the meaning specified in Section 8.01.

      "Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

      "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

      "Indemnified Party" has the meaning specified in Section 9.04(b).

      "Independent Machine" means Independent Machine Service, Inc., a Delaware corporation and a wholly-owned Subsidiary of Paxar.

      "Initial Extension of Credit" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

      "Initial Issuing Bank" has the meaning specified in the recital of parties to this Agreement.

      "Initial Lenders" has the meaning specified in the recital of parties to this Agreement.

      "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

      "Interest Period" means, for each Eurocurrency Rate Advance comprising part of the same Borrowing (other than a Competitive Bid Borrowing) and each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or LIBO Rate Advance or the date of the Conversion of any Prime Rate Advance into such Eurocurrency Rate Advance and ending on the last day of the period selected by the relevant Borrower pursuant to the provisions below and, thereafter, with respect to Eurocurrency Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the relevant Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

     (i) a Borrower may not select any Interest Period with respect to any Eurocurrency Rate Advance or LIBO Rate Advance that ends after any principal repayment installment date unless, after giving effect to such selection, the aggregate principal amount of Prime Rate Advances and of Eurocurrency Rate Advances and LIBO Rate Advances having Interest Periods that end on or prior to such principal repayment installment date shall be at least equal to the aggregate principal amount of Advances due and payable on or prior to such date;

     (ii) Interest Periods commencing on the same date for Eurocurrency Rate Advances comprising part of the same Borrowing (other than a Competitive Bid Borrowing) or for LIBO Rate Advances comprising part of the same Competitive Bid Borrowing shall be of the same duration;

     (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

     (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

      "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person.

      "Issuing Bank" means the Initial Issuing Bank and each Eligible Assignee to which the Letter of Credit Commitment hereunder has been assigned pursuant to
Section 9.07, and, solely with respect to the SunTrust LC, SunTrust.

      "L/C Related Documents" has the meaning specified in Section 2.07(c)(ii).

      "Lender Party" means any Lender, the Issuing Bank or the Swing Line Bank.

      "Lenders" means the Initial Lenders and each Person that shall become a party hereto pursuant to Section 9.07(a), (b) and (c) and, except when used in reference to a Borrowing (other than a Competitive Bid Borrowing), a Note (other than a Competitive Bid Note), a Commitment or a related term, each Designated Bidder.

      "Letter of Credit" has the meaning specified in Section 2.01(c).

      "Letter of Credit Advance" means an advance made by the Issuing Bank or any Lender pursuant to Section 2.04(c), which advance shall be denominated in US Dollars.

      "Letter of Credit Agreement" has the meaning specified in Section 2.04(a).

      "Letter of Credit Commitment" means, with respect to any Letter of Credit other than the SunTrust LC, with respect to the Issuing Bank at any time, $5,000,000 or, if the Issuing Bank has entered into one or more Assignments and Acceptances, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(g) as the Issuing Bank's "Letter of Credit Commitment" and, in each case, as such amount may be reduced at or prior to such time pursuant to Section 2.06.

      "Letter of Credit Facility" means, at any time, an amount equal to the amount of the Issuing Bank's Letter of Credit Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.06.

      "LIBO Rate" means, for any Interest Period for all LIBO Rate Advances comprising part of the same Competitive Bid Borrowing, the rate per annum (rounded upwards to the nearest 1/16 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in US Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBO Rate" shall mean, for any Interest Period for each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the rate per annum (rounded upwards to the nearest 1/16 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in US Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

      "LIBO Rate Advances" has the meaning specified in Section 2.03(a)(i).

      "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

      "Loan Documents" means this Agreement, the Notes, the Subsidiary Guaranty, any Credit Agreement Supplement entered into by a Borrower and any pledge agreement or security agreement entered into by Paxar or any Subsidiary Guarantor pursuant to the provisions of Section 5.02(d)(ii).

      "Loan Parties" means each Borrower and each Subsidiary Guarantor.

      "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of Paxar or Paxar and its Subsidiaries taken as a whole.

      "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of Paxar or Paxar and its Subsidiaries taken as a whole,
(b) the rights and remedies of the Administrative Agent or any Lender Party under the Loan Documents or (c) the ability of any Loan Party to perform its obligations under the Loan Documents.

      "Monarch" means Monarch Marking Systems, Inc., a Delaware corporation and wholly-owned Subsidiary of Paxar.

      "Moody's" means Moody's Investors Service, Inc.

      "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which Paxar or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

      "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of Paxar or any ERISA Affiliate and at least one Person other than Paxar and the ERISA Affiliates or (b) was so maintained and in respect of which Paxar or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

      "Net Cash Proceeds" means, with respect to the sale or issuance of any Debt or capital stock or other ownership or profit interest, any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights, options or other securities to acquire capital stock or other ownership or profit interest by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions and (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such costs, actually paid to a Person that is not an affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof.

      "Net Interest Expense" means, for any period, the sum of the aggregate net interest expense of any Person and its Subsidiaries for such period, as determined in accordance with GAAP, and in any event including, without duplication, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptances and net costs under interest rate protection agreements and the portion of any obligation under Capitalized Leases allocable to consolidated net interest expense.

      "New Subsidiary Guarantors" means Independent Machine, Monarch, PIHI, and USL.

      "Note" means a Revolving Credit Note or a Competitive Bid Note.

      "Notice of Borrowing" has the meaning specified in Section 2.02(a).

      "Notice of Competitive Bid Borrowing" has the meaning specified in Section 2.03(a)(i).

      "Notice of Issuance" has the meaning specified in Section 2.04(a).

      "Notice of Renewal" has the meaning specified in Section 2.01(c).

      "Notice of Swing Line Borrowing" has the meaning specified in Section 2.02(b).

      "Notice of Termination" has the meaning specified in Section 2.01(c).

      "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

      "Other Taxes" has the meaning specified in Section 2.15(b).

      "Paxar Capital" means Paxar Capital Corporation, a New York corporation and wholly-owned Subsidiary of Paxar.

      "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

      "Permitted Asset Sale Amount" means, with respect to any Fiscal Year, an amount equal to the Net Cash Proceeds from asset sales permitted by Section 5.02(f)(iii).

      "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:
(a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

      "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

      "PIHI" means Paxar International Holdings, Inc., a Delaware corporation and wholly-owned Subsidiary of Paxar.

      "Plan" means a Single Employer Plan or a Multiple Employer Plan.

      "Primary Currencies" means, collectively, the lawful currency of the United Kingdom of Great Britain and Northern Ireland, the lawful currency of the European Union, the lawful currency of The Swiss Confederation, the lawful currency of Australia, the lawful currency of Canada and the lawful currency of Hong Kong; provided, however, that any of the above-enumerated currencies shall cease to be a "Primary Currency" upon notification by the Required Lenders to the Administrative Agent that such currency is not freely transferable and convertible into US Dollars or dealings in deposits in such currency are not carried out in the London interbank market.

      "Prime Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

          (a) the rate of interest announced publicly by Fleet in New York, New York, from time to time, as Fleet's prime rate; and

          (b) 1/2 of one percent per annum above the Federal Funds Rate.

      "Prime Rate Advance" means an Advance (other than a Competitive Bid Advance) that bears interest as provided in Section 2.08(a)(i).

      "Pro Rata Share" of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the Revolving Credit Facility at such time.

      "Projections" means the projected balance sheet, statement of income and statement of cash flows of Paxar and its Subsidiaries for each of the five fiscal years ending on or prior to December 31, 2007 provided by Paxar to the Lenders on or about September 4, 2001.

      "Register" has the meaning specified in Section 9.07(g).

      "Registration Rights Agreement" means the Registration Rights Agreement dated as of March 3, 1997 between Paxar and Odyssey Partners, L.P., as the same may be amended, modified or otherwise supplemented from time to time in accordance with the terms of this Agreement.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Related Documents" means the Stock Purchase Agreement, the Warrant Agreement and the Registration Rights Agreement.

      "Required Lenders" means at any time Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances (other than Competitive Bid Advances) outstanding at such time and (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, or, if no such principal amount and no Letters of Credit are outstanding at such time, Lenders holding at least a majority in interest of the aggregate of the Revolving Credit Commitments. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Lenders ratably in accordance with their respective Revolving Credit Commitments.

      "Revolving Credit Advance" has the meaning specified in Section 2.01(a).

      "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Lender Parties pursuant to Section 2.01(a).

      "Revolving Credit Commitment" means, with respect to any Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(g) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06.

      "Revolving Credit Facility" means, at any time, the aggregate amount of the Lenders' Revolving Credit Commitments at such time.

      "Revolving Credit Note" means a promissory note of each Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender to such Borrower.

      "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies,
Inc.

      "Senior Notes" means the 6.74% Senior Notes due 2008 issued by Paxar in an aggregate principal amount not to exceed $150,000,000.

      "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of Paxar or any ERISA Affiliate and no Person other than Paxar and the ERISA Affiliates or (b) was so maintained and in respect of which Paxar or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

      "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "Standby Letter of Credit" means the SunTrust LC and any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

      "Stock Purchase Agreement" means the Purchase and Sale Agreement dated as of December 20, 1996 between Paxar and Odyssey Partners, L.P., as the same may be amended, modified or otherwise supplemented from time to time in accordance with the terms of this Agreement.

      "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

      "Subsidiary Guarantors" means each of the Subsidiaries of Paxar that is organized under the laws of the United States of America or any state thereof.

      "Subsidiary Guaranty" means the Guaranty dated as of March 3, 1997 (which is attached hereto as Exhibit H) made by the Subsidiary Guarantors in favor of the Administrative Agent and the Lender Parties, as the same may be amended, modified or otherwise supplemented from time to time.

      "SunTrust" means SunTrust Bank.

      "SunTrust LC" means letter of credit number F502425 with the face amount of $8,144,145 issued by SunTrust on August 11, 1999 for the benefit of SunTrust as Trustee under the Indenture of Trust dated as of August 1, 1999 between City of Huber Heights, Ohio, as Issuer and SunTrust, as Trustee for the holders of $8,000,000 principal amount of Industrial Development Revenue Bonds, Series 1999 (Paxar Corporation Project).

      "Swing Line Advance" means an advance which shall be denominated in US Dollars made by (a) the Swing Line Bank pursuant to Section 2.01(b) or (b) any Lender pursuant to Section 2.02(b).

      "Swing Line Bank" has the meaning specified in the recital of parties to this Agreement.

      "Swing Line Borrowing" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank.

      "Swing Line Facility" has the meaning specified in Section 2.01(b).

      "Termination Date" means the earlier of September 24, 2005 and the date of termination in whole of the Commitments pursuant to Section 2.06 or 6.01.

      "Trade Letter of Credit" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of inventory to Paxar or any of its Subsidiaries to effect payment for such inventory.

      "Type" refers to the distinction between Advances (other than Competitive Bid Advances) bearing interest at the Prime Rate and Advances bearing interest at the Eurocurrency Rate.

      "Unused Revolving Credit Commitment" means, with respect to any Lender at any time (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.04(c) and outstanding at such time, (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.01(b) and outstanding at such time, and (D) the aggregate principal amount of all Competitive Bid Advances outstanding at such time.

      "US Dollars" and the "$" sign each mean the lawful money of the United States of America.

      "USL" means USL Acquisition Corp., a Delaware corporation and wholly-owned Subsidiary of Paxar.

      "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

      "Warrant Agreement" means the Warrant Agreement dated as of March 3, 1997 between Paxar and Odyssey Partners, L.P., as the same may be amended, modified or otherwise supplemented from time to time in accordance with the terms of this Agreement.

SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("GAAP").

                                   ARTICLE II

           AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT

SECTION 2.01. The Advances. (a) The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Revolving Credit Advance") to each Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an amount for each such Revolving Credit Advance (determined in the case of any Revolving Credit Advance denominated in a Primary Currency by reference to the Equivalent thereof in US Dollars on such Business Day) not to exceed such Lender's Unused Revolving Credit Commitment at such time; provided, however, that, after giving effect to such Revolving Credit Borrowing, the sum of (x) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances, Letter of Credit Advances and Competitive Bid Advances made hereunder and outstanding on such Business Day plus (y) the aggregate Available Amount of all Letters of Credit outstanding on such Business Day shall not exceed the Revolving Credit Facility on such Business Day. Each Revolving Credit Borrowing shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof (or the Equivalent thereof in the Primary Currency in which such Revolving Credit Borrowing is denominated) (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances or outstanding Letter of Credit Advances) and shall consist of Revolving Credit Advances of the same Type and in the same currency made simultaneously by the Lenders ratably according to their Revolving Credit Commitments; provided, however, that after giving effect to any Revolving Credit Borrowing denominated in a Primary Currency, the Foreign Loan Amount on such date shall not exceed $100,000,000. Any "Revolving Credit Advances" outstanding on the Effective Date under the Existing Credit Agreement shall be Revolving Credit Advances for all purposes hereunder and under the other Loan Documents. Within the limits of each Lender's Commitment, the Borrowers may borrow under this Section 2.01, prepay pursuant to Section 2.11 and reborrow under this Section 2.01.

      (b) The Swing Line Advances. Paxar may request the Swing Line Bank to make, and the Swing Line Bank shall make, on the terms and conditions hereinafter set forth, Swing Line Advances to Paxar from time to time on any Business Day during the period from the date hereof until the Termination Date
(i) in an aggregate amount not to exceed at any time outstanding $10,000,000 (the "Swing Line Facility") and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Revolving Credit Commitments of the Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $100,000 or an integral multiple of $100,000 in excess thereof and shall be made as a Prime Rate Advance or shall bear interest at such other interest rate, if any, as may be agreed upon by Paxar and the Swing Line Bank. Any "Swing Line Advances" outstanding on the Effective Date under the Existing Credit Agreement shall be Swing Line Advances for all purposes hereunder and under the other Loan Documents. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, Paxar may borrow under this Section 2.01(b), repay pursuant to Section 2.07(c) or prepay pursuant to Section 2.11 and reborrow under this Section 2.01(b).

(c) Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (together with the SunTrust LC, the "Letters of Credit") for the account of a Borrower from time to time on any Business Day during the period from the date hereof until 60 days before the Termination Date (i) in an aggregate Available Amount for all Letters of Credit not to exceed at any time the Issuing Bank's Letter of Credit Commitment at such time and (ii) in an Available Amount for each such Letter of Credit not to exceed the lesser of (x) the Letter of Credit Facility at such time and (y) the Unused Revolving Credit Commitments of the Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the relevant Borrower or the beneficiary to require renewal) later than the earlier of 60 days before the Termination Date and (A) in the case of a Standby Letter of Credit (other than the SunTrust LC), one year after the date of issuance thereof, but may by its terms be automatically renewable annually upon notice (a "Notice of Renewal") given to the Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless such Issuing Bank has notified the relevant Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "Notice of Termination")) and (B) in the case of a Trade Letter of Credit, 60 days after the date of issuance thereof; provided that the terms of each Standby Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank that issued such Standby Letter of Credit to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 60 days before the Termination Date. If either a Notice of Renewal is not given by the relevant Borrower or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the relevant Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Any "Letters of Credit" outstanding on the Effective Date under the Existing Credit Agreement shall be Letters of Credit for all purposes hereunder and under the other Loan Documents. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(c), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.04(c) and request the issuance of additional Letters of Credit under this Section 2.01(c). For the avoidance of doubt, it is understood that SunTrust shall not issue Letters of Credit hereunder other than the SunTrust LC.

SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.02(b) or 2.03, each Borrowing (other than a Competitive Bid Borrowing) shall be made on notice, given not later than 12:00 Noon (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurocurrency Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Prime Rate Advances, by the relevant Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing, and (v) in the case of a Borrowing consisting of Eurocurrency Rate Advances, initial Interest Period and the currency for each such Advance. Each Lender shall, before 12:00 Noon (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's address referred to in Section 9.02.

      (b) Each Swing Line Borrowing shall be made on notice, given not later than 12:00 Noon (New York City time) on the date of the proposed Swing Line Borrowing, by Paxar to the Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a "Notice of Swing Line Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) interest rate to be applicable to the Advances comprising such Borrowing (which interest rate shall either be the Prime Rate or such other interest rate as may be agreed upon by Paxar and the Swing Line Bank). The Swing Line Bank will make the amount thereof available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to Paxar at the Administrative Agent's address referred to in Section
9.02. Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. Paxar hereby agrees to each such sale and assignment. Effective upon each such sale and assignment, each Swing Line Advance purchased by a Lender shall be, for all purposes under this Agreement, a Revolving Credit Advance (which shall be a Prime Rate Advance). Upon any such assignment by the Swing Line Bank to any other Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

      (c) Anything in subsection (a) above to the contrary notwithstanding, (i) a Borrower may not select Eurocurrency Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $10,000,000 or if the obligation of the Lenders to make Eurocurrency Rate Advances shall then be suspended pursuant to Section 2.09 or 2.13 and (ii) the Eurocurrency Rate Advances may not be outstanding as part of more than 10 separate Borrowings.

      (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the relevant Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurocurrency Rate Advances, the relevant Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

      (e) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the appropriate Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the appropriate Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the appropriate Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

      (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

SECTION 2.03. The Competitive Bid Advances. (a) Each Lender severally agrees that Paxar may make Competitive Bid Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date in the manner set forth below; provided that, following the making of each Competitive Bid Borrowing,
(x) the aggregate amount of the Competitive Bid Advances then outstanding shall not exceed $60,000,000 and (y) the sum of the aggregate principal amount of the Revolving Credit Advances, the Swing Line Advances, the Letter of Credit Advances and the Competitive Bid Advances then outstanding plus the aggregate Available Amount of all Letters of Credit outstanding at such time shall not exceed the aggregate amount of the Revolving Credit Commitments of the Lenders.

                (i) Paxar may request a Competitive Bid Borrowing under this
Section 2.03 by delivering to the Administrative Agent, by telecopier or telex, a notice of a Competitive Bid Borrowing (a "Notice of Competitive Bid Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying therein the requested (v) date of such proposed Competitive Bid Borrowing, (w) aggregate amount of such proposed Competitive Bid Borrowing, (x) in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, the Interest Period for and the maturity date of such LIBO Rate Advance, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances, maturity date for repayment of each Fixed Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring 7 days after the date of such Competitive Bid Borrowing or later than the earlier of
(I) 180 days after the date of such Competitive Bid Borrowing and (II) the Termination Date), (y) interest payment date or dates relating thereto, and (z) other terms (if any) to be applicable to such Competitive Bid Borrowing, not later than 10:00 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if Paxar shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "Fixed Rate Advances") and
(B) at least five Business Days prior to the date of the proposed Competitive Bid Borrowing, if Paxar shall instead specify in the Notice of Competitive Bid Borrowing that the rates of interest be offered by the Lenders are to be based on the LIBO Rate (the Advances comprising such Competitive Bid Borrowing being referred to herein as "LIBO Rate Advances"). Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on Paxar. The Administrative Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from Paxar by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

                (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to Paxar as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to Paxar), before 9:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and before 10:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; provided that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify Paxar of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

                (iii)Paxar shall, in turn, before 10:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and before 11:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, either:

                         (x) cancel such Competitive Bid Borrowing by giving the
                Administrative Agent notice to that effect, or

                         (y) accept one or more of the offers made by any Lender
                or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Administrative Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to Paxar by the Administrative Agent on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Administrative Agent notice to that effect. Paxar shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders. If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the amount that each such Lender offered at such interest rate.

                (iv) If Paxar notifies the Administrative Agent that such Competitive Bid Borrowing is canceled pursuant to paragraph (iii)(x) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

                (v) If Paxar accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Administrative Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by Paxar, (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 1:00 P.M. (New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in
Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to Paxar at the Administrative Agent's address referred to in Section 9.02. Promptly after each Competitive Bid Borrowing the Administrative Agent will notify each Lender of the amount of the Competitive Bid Borrowing and the Unused Revolving Credit Commitments of the Lenders after giving effect to such Competitive Bid Borrowing.

                (vi) If Paxar notifies the Administrative Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph
(iii)(y) above, such notice of acceptance shall be irrevocable and binding on Paxar. Paxar shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

     (b) Each Competitive Bid Borrowing shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrowers shall be in compliance with the limitations set forth in the proviso to the first sentence of subsection (a) above.

     (c) Within the limits and on the conditions set forth in this Section 2.03, Paxar may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.03, provided that a Competitive Bid Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Borrowing.

     (d) Paxar shall repay to the Administrative Agent for the account of each Lender that has made a Competitive Bid Advance, on the maturity date of each Competitive Bid Advance (such maturity date being that specified by Paxar for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and provided in the Competitive Bid Note evidencing such Competitive Bid Advance), the then unpaid principal amount of such Competitive Bid Advance. Paxar shall have no right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms, specified by Paxar for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and set forth in the Competitive Bid Note evidencing such Competitive Bid Advance.

     (e) Paxar shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by Paxar for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance. Upon the occurrence and during the continuance of an Event of Default, Paxar shall pay interest on the amount of unpaid principal of and interest on each Competitive Bid Advance owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Competitive Bid Note evidencing such Competitive Bid Advance unless otherwise agreed in such Competitive Bid Note.

     (f) The indebtedness of Paxar resulting from each Competitive Bid Advance shall be evidenced by a separate Competitive Bid Note of Paxar payable to the order of the Lender making such Competitive Bid Advance.

     (g) Upon delivery of each Notice of Competitive Bid Borrowing, Paxar shall pay a non-refundable fee of $3,500 to the Administrative Agent for its own account.

SECTION 2.04. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the relevant Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to such Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If (x) the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion and (y) it has not received written notice of objection to such issuance from the Required Lenders, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the relevant Borrower at its office referred to in Section 9.02 or as otherwise agreed with such Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

      (b) Letter of Credit Reports. The Issuing Bank shall furnish (A) to the Administrative Agent and each Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and (B) to the Administrative Agent and each Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

      (c) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Prime Rate Advance, in the amount of such draft. Upon written demand by the Issuing Bank, with a copy of such demand to the Administrative Agent, each Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. Each Borrower hereby agrees to each such sale and assignment. Each Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank, provided notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any other Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

      (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in
Section 2.04(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

SECTION 2.05. Fees. (a) Revolving Credit Facility Fee. Paxar agrees to pay to the Administrative Agent for the account of each Lender (other than the Designated Bidders) a facility fee on the aggregate amount of such Lender's Revolving Credit Commitment from the Effective Date in the case of each Initial Lender and from the later of the Effective Date and the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing [September 30], 2002, and on the Termination Date.

      (b) Utilization Fee. Paxar agrees to pay to the Administrative Agent for the account of each Lender a utilization fee on the aggregate amount of the outstanding Advances owing to such Lender for each day on which the aggregate amount of all outstanding Advances exceeds 50% of the aggregate Commitments, at a rate per annum equal to 0.125%, payable in arrears quarterly on the last day of each March, June, September and December of any such period, and, if applicable, on the Termination Date.

      (c) Letter of Credit Fees, Etc. (i) Paxar shall pay to the Administrative Agent for the account of each Lender a commission, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing [September 30], 2002, and on the earliest to occur of the full drawing, expiration, termination or cancellation of any such Letter of Credit and on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at the Applicable Margin then in effect for the Revolving Credit Facility.

                (ii) Paxar shall pay to the Issuing Bank, for its own account, such commissions, issuance fees, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as Paxar and the Issuing Bank shall agree.

      (d) Administrative Agent's Fees. Paxar shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between Paxar and the Administrative Agent.

SECTION 2.06. Termination or Reduction of the Commitments. The Borrower shall have the right, upon at least five Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the Unused Revolving Credit Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and provided further that the aggregate amount of the Revolving Credit Commitments of the Lenders shall not be reduced to an amount that is less than an amount equal to the sum of (x) the aggregate principal amount of the Competitive Bid Advances then outstanding and (y) the aggregate Available Amount of all Letters of Credit then outstanding.

SECTION 2.07. Repayment of Advances. (a) Revolving Credit Advances. Each Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

      (b) Swing Line Advances. Paxar shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earliest of (i) the date repayment is demanded by the Swing Line Bank, (ii) 60 days after such Swing Line Advance is made and (iii) the Termination Date.

      (c) Letter of Credit Advances. (i) The relevant Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Lender that has made a Letter of Credit Advance on the earlier of demand and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

                (ii) The Obligations of each Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by a Borrower is without prejudice to, and does not constitute a waiver of, any rights such Borrower might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by such Borrower thereof):

                     (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

                     (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                     (C) the existence of any claim, set-off, defense or other right that a Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                     (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                     (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

                     (F) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from the Guaranty, the Subsidiary Guaranty or any other guarantee, for all or any of the Obligations of a Borrower in respect of the L/C Related Documents; or

      (d) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, a Borrower or a guarantor.

SECTION 2.08. Interest. (a) Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Advance (other than Competitive Bid Advances or Swing Line Advances that are not Prime Rate Advances) owing to each Lender by such Borrower from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                (i) Prime Rate Advances. During such periods as such Advance is a Prime Rate Advance, a rate per annum equal at all times to the Prime Rate in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Prime Rate Advance shall be Converted or paid in full.

                (ii) Eurocurrency Rate Advances. During such periods as such Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurocurrency Rate for such Interest Period for such Advance plus (y) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.

      (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, each Borrower shall pay interest on (i) the unpaid principal amount of each Advance (other than a Competitive Bid Advance) owing to each Lender by such Borrower, payable in arrears on the dates referred to in clause
(a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause
(a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Prime Rate Advances pursuant to clause (a)(i) above.

      (c) Additional Interest on Eurocurrency Rate Advances. Each Borrower shall pay to each Lender, so long as and to the extent such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurocurrency Rate Advance of such Lender, from the date of such Eurocurrency Rate Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (a) the Eurocurrency Rate for the applicable Interest Period for such Eurocurrency Rate Advance from (b) the rate obtained by dividing such Eurocurrency Rate by a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is otherwise payable on such Eurocurrency Rate Advance. Such Lender shall as soon as practicable provide notice to the Administrative Agent and the Borrowers of any such additional interest arising in connection with any such Eurocurrency Rate Advance, which notice shall be conclusive and binding, absent manifest error.

SECTION 2.09. Interest Rate Determination. (a) The Administrative Agent shall give prompt notice to the Borrowers and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.08(a)(i) or (ii).

      (b) If, with respect to any Eurocurrency Rate Advances, the Required Lenders notify the Administrative Agent that the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurocurrency Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and the Lenders, whereupon (i) each Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advances are denominated in US Dollars, Convert into Prime Rate Advances and (B) if such Eurocurrency Rate Advances are denominated in a Primary Currency, be exchanged for an Equivalent amount of US Dollars and converted into Prime Rate Advances, and (ii) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurocurrency Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

      (c) If a Borrower shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify such Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor,
(i) if such Eurocurrency Rate Advances are denominated in US Dollars, Convert into Prime Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in a Primary Currency, be exchanged for an Equivalent amount of US Dollars and Converted into Prime Rate Advances.

      (d) On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically (i) if such Eurocurrency Rate Advances are denominated in US Dollars, Convert into Prime Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in a Primary Currency, be exchanged for an Equivalent amount of US Dollars and Converted into Prime Rate Advances.

      (e) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advances are denominated in US Dollars, Convert into Prime Rate Advances and (B) if such Eurocurrency Rate Advances are denominated in a Primary Currency, be exchanged for an Equivalent amount of US Dollars and Converted into Prime Rate Advances and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended.

SECTION 2.10. Conversion of Advances. Each Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 Noon (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.09 and 2.13, Convert all Advances owing by such Borrower (other than Competitive Bid Advances) of one Type comprising the same Borrowing into Advances (other than Competitive Bid Advances) of the other Type, so long as, after giving effect to any such Conversion, each such Borrowing is comprised of Advances denominated in the same currency and, in the case of any Borrowing comprised of Eurocurrency Rate Advances, having the same Interest Period; provided, however, that (w) no Eurocurrency Rate Advances of one currency shall be Converted into Eurocurrency Rate Advances of another currency, (x) any Conversion of Eurocurrency Rate Advances into Prime Rate Advances shall be made only on the last day of an Interest Period for such Eurocurrency Rate Advances, (y) any Conversion of Prime Rate Advances into Eurocurrency Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c) and (z) no Conversion of any such Advances shall result in more separate Borrowings than permitted under
Section 2.02(c). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into Eurocurrency Rate Advances, the currency of and the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the relevant Borrower.

SECTION 2.11. Prepayments. (a) Optional. Each Borrower may, upon at least one Business Day's notice in the case of Prime Rate Advances and three Business Days' notice in the case of Eurocurrency Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amount of the Advances owing by such Borrower and comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or the Equivalent thereof in the Primary Currency in which such Revolving Credit Borrowing is denominated, determined on the date the related notice of prepayment is given) and (y) in the event of any such prepayment of a Eurocurrency Rate Advance, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).

      (b) Mandatory. (i) Paxar shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Letter of Credit Advances and the Swing Line Advances equal to the amount by which (A) the sum of the aggregate principal amount of (u) the Revolving Credit Advances denominated in US Dollars, plus (v) the Equivalent on such day of the Revolving Credit Advances denominated in Primary Currencies, plus (w) the Letter of Credit Advances, plus (x) the aggregate Available Amount of all Letters of Credit then outstanding, plus (y) the Swing Line Advances plus
(z) the Competitive Bid Advances then outstanding exceeds (B) the Revolving Credit Facility.

                (ii) Prepayments of the Revolving Credit Facility made pursuant to clause (i) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full and third applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full.

               (iii) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

SECTION 2.12. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances or LIBO Rate Advances (excluding for purposes of this Section 2.12 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.15 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then Paxar shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost. A certificate as to the amount of such increased cost, submitted to Paxar and the Administrative Agent by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

      (b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of this type or the issuance or maintenance of, or participation in, the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), Paxar shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party or such corporation in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of, or participation in, any Letters of Credit. A certificate as to such amounts submitted to Paxar and the Administrative Agent by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.13. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances or LIBO Rate Advances or to fund or maintain Eurocurrency Rate Advances or LIBO Rate Advances hereunder, (i) each Eurocurrency Rate Advance or LIBO Rate Advance, as the case may be, will automatically, upon such demand, be exchanged for an Equivalent amount of US Dollars and Converted into a Prime Rate Advance or an Advance that bears interest at the rate set forth in Section 2.08(a)(i), as the case may be, and (ii) the obligation of the Lenders to make Eurocurrency Rate Advances or LIBO Rate Advances or to Convert Prime Rate Advances into Eurocurrency Rate Advances shall be suspended until the Administrative Agent shall notify Paxar and the Lenders that the circumstances causing such suspension no longer exist.

SECTION 2.14. Payments and Computations. (a) Each Borrower shall make each payment required to be made by it hereunder and under the Notes not later than 12:00 Noon (New York City time) on the day when due in like funds as advanced to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility or Letter of Credit fees ratably (other than amounts payable pursuant to Section 2.03, 2.12, 2.15 or 9.04(c)) to the Lender Parties for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender Party to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(g), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

      (b) Each Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or under any Note held by such Lender Party, to charge from time to time against any or all of such Borrower's accounts with such Lender Party any amount so due.

      (c) All computations of interest based on the Prime Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurocurrency Rate or the Federal Funds Rate and of Facility and Letter of Credit fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

      (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility or Letter of Credit fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

      (e) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to any Lender Party hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent a Borrower shall not have so made such payment in full to the Administrative Agent, each Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

SECTION 2.15. Taxes. (a) Any and all payments by a Borrower hereunder or under the Notes shall be made, in accordance with Section 2.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of overall net income taxes, by the jurisdiction under the laws of which such Lender Party or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender Party, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of overall net income taxes, by the jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If a Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender Party or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

      (b) In addition, each Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

      (c) Each Borrower shall indemnify each Lender Party and the Administrative Agent for and hold it harmless against the full amount of Taxes and Other Taxes (including, without limitation, taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.15) imposed on or paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or the Administrative Agent (as the case may be) makes written demand therefor.

      (d) Within 30 days after the date of any payment of Taxes, the relevant Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of a Borrower through an account or branch outside the United States or by or on behalf of a Borrower by a payor that is not a United States person, if such Borrower determines that no Taxes are payable in respect thereof, such Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

      (e) Each Lender Party organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or the Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by a Borrower (but only so long as such Lender Party remains lawfully able to do so), shall provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service Forms W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the form provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party assignee becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form W-8BEN or W-8ECI, that the applicable Lender Party reasonably considers to be confidential, such Lender Party, if legally required to do so, shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

      (f) For any period with respect to which a Lender Party required to do so has failed to provide a Borrower with the appropriate form described in Section 2.15(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under Section 2.15(a) or
(c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist the Lender Party to recover such Taxes.

SECTION 2.16. Sharing of Payments, Etc. If any Lender Party shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of obligations owing to such Lender Party hereunder and under the Notes in excess of its ratable share of payments on account of the Obligations owing to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Obligations owing to them as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each Lender Party shall be rescinded and such Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. Each Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of such Borrower in the amount of such participation.

SECTION 2.17. Use of Proceeds. The proceeds of the Advances shall be available (and Paxar agrees that it and any other Borrower shall use such proceeds) solely for general corporate purposes of Paxar and its Subsidiaries.

SECTION 2.18. Additional Borrowers. Upon the execution and delivery by any Subsidiary of Paxar acceptable to the Required Lenders in their reasonable judgment of a supplement to this Agreement, in substantially the form of Exhibit E hereto (a "Credit Agreement Supplement"), (i) such Person shall be referred to as a "Borrower" and shall be and become a Borrower, and each reference in this Agreement to a "Borrower" shall also mean and be a reference to such Borrower and each reference in any other Loan Document to a "Borrower" or a "Loan Party" shall also mean and be a reference to such Borrower, and (ii) such Person shall assume all of the Obligations of a Borrower hereunder. The Administrative Agent shall promptly notify each Lender of each such additional Borrower.

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01. Conditions Precedent to Effectiveness of Sections 2.01, 2.03 and
2.04. Sections 2.01, 2.03 and 2.04 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

      (a) There shall have occurred no Material Adverse Change since December 31, 2001.

      (b) There shall exist no action, suit, investigation, litigation or proceeding affecting Paxar or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to adversely affect the Facilities or the consummation of the transactions contemplated hereby.

      (c) All governmental and third party consents and approvals necessary in connection with the Facilities and the other transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lender Parties that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

      (d) Paxar shall have notified each Lender Party and the Administrative Agent in writing as to the proposed Effective Date.

      (e) Paxar shall have paid all accrued fees and expenses of the Administrative Agent and the Lender Parties (including the accrued fees and expenses of counsel to the Administrative Agent).

      (f) On the Effective Date, the following statements shall be true and the Administrative Agent shall have received for the account of each Lender Party a certificate signed by a duly authorized officer of Paxar dated the Effective Date, stating that:

          (i) The representations and warranties contained in Section 4.01 are correct on and as of the Effective Date, and

          (ii) No event has occurred and is continuing that constitutes a Default.

      (g) The Administrative Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender Party:

          (i) A certificate of the Secretary or an Assistant Secretary of Paxar and each other Loan Party certifying the names and true signatures of the officers of Paxar and such other Loan Party authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

          (ii) A copy of the charter of Paxar and each amendment thereto, certified (as of a date reasonably near the Effective Date) by the Secretary of State of the jurisdiction of its incorporation as being a true and correct copy thereof.

          (iii) A consent executed by Paxar Capital to the amendment and restatement of the Existing Credit Agreement, in form and substance reasonably satisfactory to the Administrative Agent.

          (iv) Certificates, in form and substance satisfactory to the Lender Parties, attesting to the Solvency of each Loan Party after giving effect to the Transaction and the other transactions contemplated hereby, from its chief financial officer.

          (v) A favorable opinion of Robert S. Stone, Esq., in-house counsel for Paxar, substantially in the form of Exhibit F-1 hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

          (vi) A favorable opinion of Snow Becker Krauss P.C., counsel for Paxar, inform and substance satisfactory to the Administrative Agent.

          (vii) Evidence satisfactory to the Administrative Agent of termination of the Letter of Credit Agreement dated as of August 1, 1999 by and between Paxar and SunTrust.

          (viii) A Guaranty Supplement in substantially the form of Exhibit A to the Subsidiary Guaranty duly executed by each of Monarch, PIHI, USL and Independent Machine.

SECTION 3.02. Conditions Precedent to the Initial Borrowings of Bornemann and Paxar UK. (a) The obligation of each Lender to make an initial Advance to Bornemann is subject to the Administrative Agent's receipt of a favorable opinion of German counsel for Bornemann, substantially in the form of Exhibit F-2 hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

      (b) The obligation of each Lender to make an initial Advance to Paxar UK is subject to the Administrative Agent's receipt of

          (i) a favorable opinion of UK counsel to Paxar UK, substantially in the form of Exhibit F-2 hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request;

          (ii) evidence of acceptance by Paxar of its appointment as the process agent for Paxar UK in accordance with Section 9.13(a), substantially in the form of Exhibit G hereto; and

          (iii) a Revolving Credit Note of Paxar UK to the order of each of the Lenders, respectively.

SECTION 3.03. Conditions Precedent to the Initial Borrowing of Each Additional Borrower. The obligation of each Lender to make an initial Advance to each Borrower (other than Paxar) following its designation as a Borrower hereunder pursuant to Section 2.18 on the occasion of the initial Borrowing thereby is subject to the Administrative Agent's receipt on or before the date of such initial Borrowing of each of the following, in form and substance satisfactory to the Administrative Agent and dated such date:

      (a) The Credit Agreement Supplement relating to such Borrower, in substantially the form of Exhibit E hereto.

      (b) A Revolving Credit Note of such Borrower to the order of each of the Lenders, respectively.

      (c) A certificate of the Secretary or an Assistant Secretary (or person performing similar functions) of such Borrower certifying (A) appropriate resolutions of the board of directors (or persons performing similar functions) of such Borrower approving this Agreement and its Revolving Credit Notes, and all documents evidencing other necessary corporate (or equivalent) action and governmental approvals, if any, with respect to this Agreement and its Revolving Credit Notes (copies of which shall be attached thereto), (B) copies of the by-laws (or the equivalent thereof) of such Borrower (copies of which shall be attached thereto) and (C) the names and true signatures of the officers of such Borrower authorized to sign the Credit Agreement Supplement relating to such Borrower and its Revolving Credit Notes and the other documents to be delivered by such Borrower hereunder.

      (d) A copy of the charter or articles (or other similar organizational document) of such Borrower, certified (as of a date reasonably near the date of such Borrowing) as being a true and complete copy thereof by the Secretary of State (or other appropriate governmental authority) of the jurisdiction of organization of such Borrower or, if such certificate is not provided in the jurisdiction of organization of such Borrower, certified (as of a date reasonably near the date of such Borrowing) as being a true and complete copy thereof by a duly authorized officer of such Borrower.

      (e) A copy of a certificate of the Secretary of State (or other appropriate governmental authority) of the jurisdiction of organization of such Borrower, dated reasonably near the date of such Borrowing, certifying that such Borrower is duly organized and in good standing (or the equivalent thereof) under the laws of the jurisdiction of its organization.

      (f) A certificate signed by a duly authorized officer of such Borrower, dated as of the date of such Borrowing, certifying that such Borrower has obtained all authorizations, consents, approvals (including, without limitation, exchange control approvals) and licenses of any governmental authority or other third party necessary for such Borrower to execute and deliver its Credit Agreement Supplement and its Revolving Credit Notes and to perform its obligations under this Agreement or any of its Revolving Credit Notes.

      (g) Evidence of acceptance by Paxar of its appointment as the process agent of such Borrower in accordance with Section 9.13(a), in substantially the form of Exhibit G hereto.

      (h) A favorable opinion of counsel for such Borrower reasonably acceptable to the Administrative Agent, dated the date of such Borrowing, in substantially the form of Exhibit F-2 hereto, and addressing such other matters as any Lender Party through the Administrative Agent may reasonably request.

      (i) Such other documents, opinions and other information as any Lender Party, through the Administrative Agent, may reasonably request.

SECTION 3.04. Conditions Precedent to Each Borrowing (other than a Competitive Bid Borrowing) and Issuance. The obligation of each Lender to make an Advance (other than a Competitive Bid Advance, a Letter of Credit Advance made by the Issuing Bank or a Lender pursuant to Section 2.04(c) and a Swing Line Advance made by a Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (other than a Competitive Bid Borrowing but including the Initial Extension of Credit), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit and the right of a Borrower to request a Swing Line Borrowing or the issuance or renewal of a Letter of Credit, shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing or issuance or renewal (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing, Notice of Issuance or Notice of Renewal and the acceptance by the relevant Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by Paxar and such Borrower that on the date of such Borrowing or issuance or renewal such statements are true):

                (i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance or renewal, in which case as of such specific date, and

                (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender Party through the Administrative Agent may reasonably request.

SECTION 3.05. Conditions Precedent to Each Competitive Bid Borrowing. The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (i) the Administrative Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, (ii) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Administrative Agent shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with Section 2.03, and (iii) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by Paxar of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Competitive Bid Borrowing such statements are true):

      (a) the representations and warranties contained in each Loan Document are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Competitive Bid Borrowing, in which case as of such specific date,

      (b) no event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default, and

      (c) no event has occurred and no circumstance exists as a result of which the information concerning Paxar that has been provided to the Administrative Agent and each Lender by Paxar in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

SECTION 3.06. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender Party prior to the date that the Borrower, by notice to the Lender Parties, designates as the proposed Effective Date, specifying its objection thereto. The Administrative Agent shall promptly notify the Lender Parties of the occurrence of the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:

      (a) Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

      (b) The execution, delivery and performance by each Loan Party of this Agreement, the Notes and each other Loan Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or by-laws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.

      (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery and performance by any Loan Party of this Agreement, the Notes or any other Loan Document to which it is or is to be a party or for the consummation of the transactions contemplated hereby or (ii) the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents, except for those authorizations, approvals, actions, notices and filings listed on Schedule 4.01(c) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect.

      (d) This Agreement, each of the Notes and each other Loan Document has been duly executed and delivered by each Loan Party thereto. This Agreement, each of the Notes and each other Loan Document is the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its respective terms.

      (e) The Consolidated balance sheet of Paxar and its Subsidiaries as at December 31, 2001, and the related Consolidated statements of income and cash flows of Paxar and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of PriceWaterhouseCoopers, independent public accountants, and the Consolidated balance sheet of Paxar and its Subsidiaries as at June 30, 2002, and the related Consolidated statements of income and cash flows of Paxar and its Subsidiaries for the six months then ended, duly certified by the chief financial officer or treasurer of Paxar, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheet as at June 30, 2002, and said statements of income and cash flows for the six months then ended, to year-end audit adjustments, the Consolidated financial condition of Paxar and its Subsidiaries as at such dates and the Consolidated results of the operations of Paxar and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 2001, there has been no Material Adverse Change.

      (f) Except with respect to the matters disclosed on Schedule 4.01(f), there is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

      (g) No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

      (h) Neither the Projections nor any other information, exhibit or report furnished by any Loan Party to the Administrative Agent or any Lender Party in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

      (i) Except with respect to the matters disclosed on Schedule 4.01(i), the operations and properties of Paxar and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that would be reasonably likely to (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

      (j) Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

      (k) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

                                    ARTICLE V

                               COVENANTS OF PAXAR

SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, Paxar will:

      (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws as provided in Section 5.01(l).

      (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither Paxar nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

      (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Paxar or such Subsidiary operates.

      (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that Paxar and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(b), and provided further that neither Paxar nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of Paxar or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Paxar or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Paxar, such Subsidiary or the Lender Parties.

      (e) Visitation Rights. At any reasonable time and from time to time, permit (i) the Administrative Agent or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Paxar and any of its Subsidiaries, and (ii) the Administrative Agent or any of the Lender Parties or any agents or representatives thereof to discuss, in connection with the Loan Documents, the affairs, finances and accounts of Paxar and any of its Subsidiaries with any of their officers and with their independent certified public accountants.

      (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of Paxar and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

      (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

      (h) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which Paxar or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so except, in any case, where the failure to do so, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

      (i) Performance of Related Documents. Perform and observe all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as Paxar is entitled to make under such Related Document.

      (j) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to Paxar or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

      (k) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither Paxar nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

      (l) Preparation of Environmental Reports. If an Event of Default shall have occurred and be continuing, at the request of the Required Lenders, provide to the Lender Parties within 60 days after such request, at the expense of Paxar, an environmental site assessment report for the properties described in such request, prepared by an environmental consulting firm acceptable to the Required Lenders, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Required Lenders determine at any time that a material risk exists that any such report will not be provided within the time referred to above, the Required Lenders may retain an environmental consulting firm to prepare such report at the expense of Paxar, and Paxar hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request, to the Administrative Agent, the Lender Parties, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

      (m) Reporting Requirements. Furnish to the Lender Parties:

                (i) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of Paxar, Consolidated and consolidating balance sheets of Paxar and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income and cash flows of Paxar and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer or treasurer of Paxar as having been prepared in accordance with generally accepted accounting principles and certificates of the chief financial officer of Paxar as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in GAAP used in the preparation of such financial statements, Paxar shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                (ii) as soon as available and in any event within 105 days after the end of each fiscal year of Paxar, a copy of the annual audit report for such year for Paxar and its Subsidiaries, containing Consolidated and consolidating balance sheets of Paxar and its Subsidiaries as of the end of such fiscal year and Consolidated and consolidating statements of income and cash flows of Paxar and its Subsidiaries for such fiscal year, together with a certificate of the chief financial officer or treasurer of Paxar as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03 and in each case accompanied by an opinion acceptable to the Required Lenders by PriceWaterhouseCoopers or other independent public accountants acceptable to the Required Lenders, provided that in the event of any change in GAAP used in the preparation of such financial statements, Paxar shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                (iii) as soon as available and in any event no later than 105 days after the end of each fiscal year of Paxar, forecasts prepared by management of Paxar, in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on an annual basis for each of the three immediately succeeding fiscal years;

                (iv) as soon as possible and in any event within five days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer or treasurer of Paxar setting forth details of such Default and the action that Paxar has taken and proposes to take with respect thereto;

                (v) promptly after the sending or filing thereof, copies of all reports that Paxar sends to any of its security holders, and copies of all reports and registration statements that Paxar or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                (vi) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting Paxar or any of its Subsidiaries of the type described in Section 4.01(f);

                (vii) promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by Paxar or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect; and

                (viii) such other information respecting Paxar or any of its Subsidiaries as any Lender Party through the Administrative Agent may from time to time reasonably request.

      (n) New Subsidiary Guarantor Documents. Furnish to the Lender Parties, within five Business Days after the Effective Date, the following:

                (i) A copy of the charter of each New Subsidiary Guarantor and each amendment thereto, certified (as of a date reasonably near the Effective
Date) by the Secretary of State of the jurisdiction of its incorporation as being a true and correct copy thereof.

                (ii) A copy of the by-laws of such New Subsidiary Guarantor certified by the Secretary or an Assistant Secretary of such New Subsidiary Guarantor.

SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, Paxar will not:

      (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

                (i)     Permitted Liens,

                (ii) purchase money Liens upon or in any real property or equipment acquired or held by Paxar or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced, provided further that the sum of the aggregate principal amount of the indebtedness secured by the Liens referred to in this clause (ii) plus the aggregate principal amount of the indebtedness secured by the Liens referred to in clause (iv) below shall not exceed the amount specified therefor in Section 5.02(d)(iii)(C) at any time outstanding,

                (iii) the Liens existing on the Effective Date and described on
Schedule 5.02(a) hereto,

                (iv) Liens arising in connection with Capitalized Leases permitted under Section 5.02(d)(iii)(C); provided that no such Lien shall extend to or cover any assets other than the assets subject to such Capitalized Leases,

                (v) the replacement, extension or renewal of any Lien permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby, and

                (vi) other Liens securing Debt in an aggregate principal amount not to exceed the amount specified therefor in Section 5.02(d)(iii)(H) at any time outstanding.

      (b) Mergers, Etc. Merge or consolidate with or into any Person, or permit any of its Subsidiaries to do so, except that (i) any domestic Subsidiary of Paxar may merge or consolidate with or into any other domestic Subsidiary of Paxar, (ii) any foreign Subsidiary of Paxar may merge or consolidate with or into any other foreign Subsidiary of Paxar, (iii) any Subsidiary of Paxar may merge into Paxar and (iv) the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom and, in the case of any merger or consolidation to which the Borrower is a party, the Borrower shall be the surviving corporation.

      (c) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.

      (d) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

                (i) in the case of Paxar, Debt in respect of Hedge Agreements designed to hedge against fluctuations in interest rates incurred in the ordinary course of business and consistent with prudent business practice;

                (ii) (A) in the case of any of its domestic Subsidiaries, Debt owed to Paxar or to a wholly-owned Subsidiary of Paxar and (B) in the case of any of its foreign Subsidiaries, Debt owed to Paxar or to a wholly-owned domestic Subsidiary of Paxar, provided that (1) after giving effect to the incurrence of any such Debt referred to in this clause (B), the Foreign Loan Amount shall not exceed $100,000,000 and (2) any such Debt referred to in this clause (B) shall be evidenced by a promissory note and such promissory note shall be pledged in favor of the Administrative Agent and the Lender Parties pursuant to the terms of a pledge agreement or a security agreement in form and substance reasonably satisfactory to the Administrative Agent; and

                (iii) in the case of Paxar and any of its Subsidiaries,

                        (A)  Debt under the Loan Documents,

                        (B) Debt existing on the Effective Date or Debt created or incurred under a loan or credit facility existing on the Effective Date and, in each case, described on Schedule 5.02(d) hereto (the "Existing Debt"), and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, the Existing Debt, provided that
        (1) the principal amount of such Existing Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing and (2) any Existing Debt constituting Debt owed by a foreign Subsidiary to Paxar or to a wholly owned domestic Subsidiary of Paxar shall be evidenced by a promissory note and such promissory note shall be pledged in favor of the Administrative Agent and the Lender Parties pursuant to the terms of the Pledge Agreement or a pledge agreement or a security agreement in form and substance reasonably satisfactory to the Administrative Agent,

                        (C) Capitalized Leases and Debt secured by Liens permitted by Section 5.02(a)(ii), provided that (i) on any date the sum of Capitalized Leases then outstanding plus the aggregate amount of Debt then outstanding and secured by Liens permitted by Section 5.02(a)(ii) plus the aggregate amount of Debt then outstanding and secured by Liens permitted by Section 5.02(a)(vi) shall not exceed $50,000,000 and (ii) after giving effect to the creation, incurrence or assumption of such Capitalized Lease or such Debt, the Debt to EBITDA Ratio of Paxar and its Subsidiaries (calculated on a pro forma basis) as of the end of the most recently ended fiscal quarter of Paxar would be less than 3.00:1,

                        (D) in the case of Existing Debt of Paxar and its Subsidiaries, Debt of Paxar and its domestic Subsidiaries of the type described in clause (i) of the definition of "Debt" guaranteeing the Obligations of Paxar or such Subsidiary, as the case may be, under such Existing Debt,

                        (E) Debt of Paxar or any of its wholly owned domestic Subsidiaries that is subordinate to the Obligations of the Loan Parties under the Loan Documents in an aggregate principal amount acceptable to the Required Lenders and on terms and conditions satisfactory to the Required Lenders,

                        (F) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                        (G) Debt of Paxar or any of its wholly owned
        Subsidiaries so long as (i) both before and after giving effect to the creation, incurrence or assumption of such Debt, no Default shall occur and be continuing and (ii) after giving effect to the creation, incurrence or assumption of such Debt, the Debt to EBITDA Ratio of Paxar and its Subsidiaries (calculated on a pro forma basis) as of the end of the most recently ended fiscal quarter of Paxar would be less than 3.00:1,

                        (H) secured Debt of Paxar or any of its wholly owned Subsidiaries, provided that (i) on any date the sum of Capitalized Leases then outstanding plus the aggregate amount of Debt then outstanding and secured by Liens permitted by Section 5.02(a)(ii) plus the aggregate amount of Debt then outstanding and secured by Liens permitted by Section 5.02(a)(vi) shall not exceed $50,000,000 and (ii) after giving effect to the creation, incurrence or assumption of such Debt, the Debt to EBITDA Ratio of Paxar and its Subsidiaries (calculated on an pro forma basis) as of the end of the most recently ended fiscal quarter of Paxar would be less than 3.00:1, and

                        (I) in the case of Paxar, the Senior Notes in an aggregate principal amount not to exceed $150,000,000 at any time outstanding.

      (e) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except (i) sales of inventory in the ordinary course of its business, (ii) in a transaction authorized by subsection (b) of this Section and (iii) sales of assets for cash and for fair value in an aggregate amount not to exceed an amount equal to 10% of the Consolidated total assets of Paxar and its Subsidiaries.

      (f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than:

                (i) (A) Investments by Paxar and its domestic Subsidiaries in their Subsidiaries outstanding on the date hereof and additional Investments in wholly owned domestic Subsidiaries of Paxar that, prior to the making of such Investments, were wholly owned Subsidiaries of Paxar, (B) Investments by Paxar and its Subsidiaries in wholly owned Subsidiaries of Paxar that, prior to the making of such Investments were not wholly owned Subsidiaries of Paxar, provided that (i) both before and after giving effect to such Investment, no Default shall have occurred and be continuing and (ii) with respect to Investments in any newly acquired or created wholly owned Subsidiary of Paxar, (1) the aggregate amount (including the fair market value of any non-cash portion of any such Investment) invested in each such Subsidiary shall not exceed $75,000,000,
(2) if the aggregate amount (including the fair market value of any non-cash portion of any such Investment) invested in any such Subsidiary is greater than $25,000,000, Paxar must deliver, prior to such Investment, a certificate of the chief financial officer of Paxar, describing such Investment and demonstrating compliance with the covenants (on a pro forma basis giving effect to such Investment) set forth in Section 5.03 and (3) such Subsidiary (if it is a domestic Subsidiary of Paxar) shall become a Subsidiary Guarantor pursuant to the terms of the Subsidiary Guaranty, (C) Investments by the foreign Subsidiaries of Paxar in their Subsidiaries outstanding on the date hereof and
(D) the Investment described on Schedule 5.02(g) hereto;

                (ii) loans and advances to employees in the ordinary course of the business of Paxar and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

                (iii) Investments in Cash Equivalents;

                (iv) Investments in overnight Eurodollar deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) of the definition of "Cash Equivalents", is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion;

                (v) Investments consisting of intercompany Debt permitted under
Section 5.02(d)(ii); and

                (vi) other Investments in an aggregate amount invested not to exceed $25,000,000 in Persons other than wholly owned Subsidiaries; provided that with respect to any such Investment in any newly acquired or created domestic Subsidiary of Paxar, such Subsidiary shall become a Subsidiary Guarantor pursuant to the terms of the Subsidiary Guaranty.

      (g) Change in Nature of Business. Engage, or permit any of its Subsidiaries to engage, to any substantial extent in any business other than the businesses in which Paxar and its Subsidiaries are engaged on the Effective Date and businesses reasonably related thereto or in furtherance thereof.

      (h) Charter Amendments. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws, other than any amendment which would not adversely affect the rights or interests of the Lender Parties hereunder and under the other Loan Documents.

      (i) Prepayments, Etc. of Debt. (x) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt unless both before and after giving effect to any such prepayment, redemption, purchase, defeasance or satisfaction, no Default shall have occurred and be continuing, or
(y) amend, modify or change in any manner any term or condition of any Existing Debt or the Senior Notes, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to Paxar.

      (j) Amendment, Etc. of Related Documents. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document (other than any amendment, modification or change which would not adversely affect the rights or interests of the Lender Parties hereunder and under the other Loan Documents) or give any consent, waiver or approval thereunder (other than any consent, waiver or approval which would not adversely affect the rights or interests of the Lender Parties hereunder and under the other Loan Documents), waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value of the interest or rights of Paxar thereunder or that would impair the rights or interests of the Administrative Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.

      (k) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, other than any Subsidiary of Paxar the sole assets of which consist of its interest in such partnership or joint venture.

SECTION 5.03. Financial Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, Paxar will:

      (a) Net Worth. Maintain at all times an excess of Consolidated total assets over Consolidated total liabilities, in each case of Paxar and its Subsidiaries, of not less than the sum of (x) $274,000,000 plus (y) 35% of Consolidated net income (without taking into account any net loss that occurs for any period after the date hereof) of Paxar and its Subsidiaries for the period after July 1, 2002 to and including each date of determination computed on a cumulative basis for said entire period plus (z) 100% of the Net Cash Proceeds received by Paxar from the sale or issuance by Paxar of its capital stock on and after July 1, 2002.

      (b) Debt to EBITDA Ratio. Maintain at the end of each fiscal quarter of Paxar, a Debt to EBITDA Ratio of Paxar and its Subsidiaries of less than 3.00:1.

      (c) Fixed Charge Coverage Ratio. Maintain at the end of each fiscal quarter of Paxar a ratio of Consolidated EBITDA of Paxar and its Subsidiaries for the most recently completed four fiscal quarters of Paxar and its Subsidiaries less the aggregate amount of Capital Expenditures made by Paxar and its Subsidiaries during such four fiscal quarter period to the sum of (i) interest and fees payable on all Debt during such four fiscal quarter period plus (ii) principal amounts of all Debt scheduled to be payable during such four fiscal quarter period plus (iii) the aggregate amount of all taxes payable in cash during such four fiscal quarter period, in each case by Paxar and its Subsidiaries, of not less 1.50:1.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

      (a) Any Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or any Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note within two days after the same becomes due and payable; or

      (b) Any representation or warranty made or deemed made by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

      (c) (i) Paxar shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d), (e), (j) or (k), 5.02 or 5.03, or (ii) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 10 days after the earlier of the date on which (A) an officer of Paxar becomes aware of such failure or (B) written notice thereof shall have been given to Paxar by the Administrative Agent or any Lender Party; or

      (d) Paxar or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $500,000 in the aggregate (but excluding Debt outstanding hereunder) of Paxar or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

      (e) Paxar or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Paxar or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or Paxar or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

      (f) Any judgment or order for the payment of money in excess of $500,000 shall be rendered against Paxar or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

      (g) Any non-monetary judgment or order shall be rendered against Paxar or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

      (h) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of Paxar (or other securities convertible into such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of Paxar; or (ii) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of Paxar shall cease for any reason to constitute a majority of the board of directors of Paxar; or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Paxar; or

      (i) Paxar or any of its ERISA Affiliates shall incur or, in the reasonable opinion of the Required Lenders, shall be reasonably likely to incur liability in excess of $500,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of Paxar or any of its ERISA Affiliates from a Multiemployer Plan; or
(iii) the reorganization or termination of a Multiemployer Plan;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to each of the Borrowers, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to each of the Borrowers, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each of the Borrowers; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and
(B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each of the Borrowers.

                                   ARTICLE VII

                            THE ADMINISTRATIVE AGENT

SECTION 7.01. Authorization and Action. Each Lender Party hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender Party prompt notice of each notice given to it by Paxar pursuant to the terms of this Agreement and, upon request by any Lender Party, a copy of any such notice.

SECTION 7.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender Party that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for Paxar), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of Paxar or to inspect the property (including the books and records) of Paxar; (v) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 7.03. Fleet and Affiliates. With respect to its Commitment, the Advances made by it and the Note issued to it, Fleet shall have the same rights and powers under this Agreement as any other Lender Party and may exercise the same as though it were not the Administrative Agent; and the term "Lender", "Lenders", "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Fleet in its individual capacity. Fleet and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, Paxar, any of its Subsidiaries and any Person who may do business with or own securities of Paxar or any such Subsidiary, all as if Fleet were not the Administrative Agent and without any duty to account therefor to the Lender Parties.

SECTION 7.04. Lender Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender Party and based on the financial statements referred to in Section
4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 7.05. Indemnification. The Lender Parties (other than the Designated Bidders) agree to indemnify the Administrative Agent (to the extent not reimbursed by Paxar), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by Persons that are not Lender Parties, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement (collectively, the "Indemnified Costs"), provided that no Lender Party shall be liable for any portion of the Indemnified Costs resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party (other than the Designated Bidders) agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower, provided that no Lender Party shall be required to reimburse any portion of such out-of-pocket expenses resulting from the Administrative Agent's gross negligence or willful misconduct. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by the Administrative Agent, any Lender Party or a third party.

SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lender Parties and Paxar and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                  ARTICLE VIII

                                    GUARANTY

SECTION 8.01. Guaranty. Paxar absolutely, unconditionally and irrevocably guarantees (the undertaking by Paxar under this Article VIII being the "Guaranty") the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of each other Loan Party now or hereafter existing under the Loan Documents, whether for principal, interest, fees, commissions, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any Lender Party in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, Paxar's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to the Administrative Agent or any Lender Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

SECTION 8.02. Guaranty Absolute. Paxar guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Lender Party with respect thereto. The Obligations of Paxar under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against Paxar to enforce this Guaranty, irrespective of whether any action is brought against any other Loan Party or whether any other Loan Party is joined in any such action or actions. The liability of Paxar under this Guaranty shall be absolute, unconditional and irrevocable irrespective of, and Paxar hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any and all of the following:

      (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

      (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document (including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise);

      (c) any taking, exchange, release or non-perfection of any Collateral or any taking, release or amendment or waiver of or consent to departure from any other guarantee for all or any of the Guaranteed Obligations;

      (d) any change, restructuring or termination of the corporate structure or existence of any other Loan Party or any of its Subsidiaries;

      (e) any failure of the Administrative Agent or any Lender Party to disclose to any Loan Party any information relating to the financial condition, operations, properties or prospects of any other Loan Party now or hereafter known to the Administrative Agent or such Lender Party, as the case may be; or

      (f) any other circumstance (including, without limitation, any statute of limitations or any existence of or reliance on any representation by the Administrative Agent or any Lender Party) that might otherwise constitute a defense available to, or a discharge of, Paxar, any other Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender Party or by any other Person upon the insolvency, bankruptcy or reorganization of any other Loan Party or otherwise, all as though such payment had not been made.

SECTION 8.03. Waivers and Acknowledgments. (a) Paxar hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty, and any requirement that the Administrative Agent or any Lender Party exhaust any right or take any action against any other Loan Party or any other Person or any Collateral.

      (b) Paxar hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any Lender Party to disclose to Paxar any matter, fact or thing relating to the business, operation or condition of any other Loan Party or any of its Subsidiaries or its property and assets now or hereafter known by the Administrative Agent or such Lender Party.

      (c) Paxar hereby unconditionally waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

      (d) Paxar acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Section 8.03 are knowingly made in contemplation of such benefits.

SECTION 8.04. Subrogation. Paxar hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or may hereafter acquire against any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of its Obligations under this Guaranty or under any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender against such other Loan Party or any other insider guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from such other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right, until such time as all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all of the Letters of Credit shall have expired, terminated or been canceled and the Commitments shall have expired or terminated. If any amount shall be paid to Paxar in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of all of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the full drawing, termination, expiration or cancellation of all Letters of Credit and
(c) the Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the Lender Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) Paxar shall pay to the Administrative Agent all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) all of the Letters of Credit shall have expired, terminated or been canceled, and (iv) the Termination Date shall have occurred, the Administrative Agent and the Lender Parties will, at Paxar's request and expense, execute and deliver to Paxar appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer of subrogation to Paxar of an interest in the Guaranteed Obligations resulting from the payment made by Paxar.

SECTION 8.05. Continuing Guarantee; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until (subject to reinstatement pursuant to Section 8.02) the latest of (i) the payment in full in cash of all of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the full drawing, termination, expiration or cancellation of all Letters of Credit, and (iii) the Termination Date, (b) be binding upon Paxar and its respective successors and assigns and (c) inure to the benefit of, and be enforceable by, the Administrative Agent and the Lender Parties and their respective successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitment or Commitments, the Advances owing to it and the Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party under this Article VIII or otherwise, in each case as provided in Section 9.07.

                                   ARTICLE IV

                                  MISCELLANEOUS

SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by Paxar therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than the Designated Bidders), do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Notes (other than Competitive Bid Notes) or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes (other than Competitive Bid Notes) or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes (other than Competitive Bid Notes), or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (f) reduce or limit the obligations of Paxar under Section
8.01 or otherwise limit the Obligations of any Loan Party owing to any Lender Party or the Administrative Agent under the Loan Documents, (g) reduce or limit the obligations of Paxar under Article VIII or reduce or limit the obligations of any Subsidiary Guarantor under the Subsidiary Guaranty or release Paxar or any Subsidiary Guarantor from its respective obligations under Article VIII or the Subsidiary Guaranty, as the case may be, or limit Paxar's or any Subsidiary Guarantor's liability with respect to the Obligations owing to the Administrative Agent and the other Lender Parties or (h) amend this Section 9.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or of the Issuing Bank, as the case may be, under this Agreement.

SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to Paxar, at its address at 105 Corporate Park Drive, White Plains, New York 10604-3814, Attention: Jack Plaxe, Chief Financial Officer; if to Bornemann, at its address at care of Paxar Corporation 105 Corporate Park Drive, White Plains, New York 10604-3814, Attention: Jack Plaxe, Chief Financial Officer; if to any other Borrower, at its address specified in the applicable Credit Agreement Supplement; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; and if to the Administrative Agent, at its address at 244 Westchester Avenue, White Plains, New York 10604, Attention:
Michael Dwyer; or, as to Paxar or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to Paxar and the Administrative Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.04. Costs and Expenses. (a) Paxar agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes, the other Loan Documents and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses of the Administrative Agent and the Lender Parties, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party in connection with the enforcement of rights under this Section 9.04(a).

      (b) Paxar agrees to indemnify and hold harmless the Administrative Agent and each Lender Party and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Notes, this Agreement, the other Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of Paxar or any of its Subsidiaries or any Environmental Action relating in any way to Paxar or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Paxar, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Paxar also agrees not to assert any claim against the Administrative Agent, any Lender Party, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Notes, this Agreement, any of the other Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

      (c) If any payment of principal of, or Conversion of, any Eurocurrency Rate Advance or LIBO Rate Advance is made by a Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, or if any payment of principal of any Swing Line Advance (other than a Swing Line Advance that is a Prime Rate Advance) is made by Paxar to or for the account of the Swing Line Bank other than on the day on which Paxar and the Swing Line Bank had agreed such Swing Line Advance would be payable, as a result of a payment or Conversion pursuant to Section 2.09(d) or (e), 2.11 or 2.13, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, such Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

      (d) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Sections 2.12, 2.15 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

SECTION 9.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender Party and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of a Borrower against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement and the Notes held by such Lender Party, whether or not such Lender Party shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the relevant Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its Affiliates may have.

SECTION 9.06. Binding Effect. This Agreement shall become effective (other than Sections 2.01, 2.03 and 2.04, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by Paxar and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender and the Initial Issuing Bank that such Initial Lender and the Initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each Lender Party and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

SECTION 9.07. Assignments, Designations and Participations. (a) Each Lender (other than the Designated Bidders) may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances (other than Competitive Bid Advances) owing to it and the Note or Notes (other than any Competitive Bid Note) held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make Competitive Bid Advances, Competitive Bid Advances owing to it and Competitive Bid Notes),
(ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

      (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other instrument or document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any other Loan Party or the performance or observance by the Borrowers or any other Loan Party of any of their respective obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 or Section 5.01(o) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

      (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to Paxar. Within five Business Days after its receipt of such notice, the Borrowers, at Paxar's own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto, as the case may be.

      (d) Each Lender (other than the Designated Bidders) may designate one or more banks or other entities to have a right to make Competitive Bid Advances as a Lender pursuant to Section 2.03; provided, however, that (i) no such Lender shall be entitled to make more than one such designation, (ii) each such Lender making one or more of such designations shall retain the right to make Competitive Bid Advances as a Lender pursuant to Section 2.03, (iii) each such designation shall be to a Designated Bidder and (iv) the parties to each such designation shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a Designation Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Designation Agreement, the designee thereunder shall be a party hereto with a right to make Competitive Bid Advances as a Lender pursuant to Section 2.03 and the obligations related thereto.

      (e) By executing and delivering a Designation Agreement, the Lender making the designation thereunder and its designee thereunder confirm and agree with each other and the other parties hereto as follows: (i) such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other instrument or document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto;
(ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any other Loan Party or the performance or observance by the Borrowers or any other Loan Party of any of their respective obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such designee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Designation Agreement; (iv) such designee will, independently and without reliance upon the Administrative Agent, such designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such designee confirms that it is a Designated Bidder; (vi) such designee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such designee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

      (f) Upon its receipt of a Designation Agreement executed by a designating Lender and a designee representing that it is a Designated Bidder, the Administrative Agent shall, if such Designation Agreement has been completed and is substantially in the form of Exhibit D hereto, (i) accept such Designation Agreement, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to Paxar.

      (g) The Administrative Agent shall maintain at its address referred to in
Section 9.02 a copy of each Assignment and Acceptance and each Designation Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and, with respect to Lender Parties other than Designated Bidders, the Commitment of, and principal amount of the Advances owing to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each Borrower, the Administrative Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

      (h) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) except in the case of an assignment to a Person that immediately prior to such assignment was an Issuing Bank or an assignment of all of an Issuing Bank's rights and obligations under this Agreement, the amount of the Letter of Credit Commitment of the assigning Issuing Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the undrawn portion of the Letter of Credit Commitment at such time, (ii) each such assignment shall be to an Eligible Assignee and
(iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

      (i) Each Lender Party may sell participations to one or more banks or other entities (other than Paxar or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note or any other Loan Document, or any consent to any departure by the Borrowers therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

       (j) Any Lender Party may, in connection with any assignment, designation or participation or proposed assignment, designation or participation pursuant to this Section 9.07, disclose to the assignee, designee or participant or proposed assignee, designee or participant, any information relating to the Borrowers or any other Loan Party furnished to such Lender Party by or on behalf of the Borrowers; provided that, prior to any such disclosure, the assignee, designee or participant or proposed assignee, designee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrowers received by it from such Lender.

      (k) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

SECTION 9.08. Confidentiality. Neither the Administrative Agent nor any Lender Party shall disclose any Confidential Information to any other Person without the consent of Paxar, other than (a) to the Administrative Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 9.07(j), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to any Borrower received by it from such Lender and (d) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

SECTION 9.09. No Liability of the Issuing Bank. Each Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for:
(a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the relevant Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to such Borrower, to the extent of any direct, but not consequential, damages suffered by such Borrower that such Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit issued on account of such Borrower comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit issued on account of such Borrower after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

SECTION 9.10. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 9.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.12. Judgment. (a) Rate of Exchange. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder (including, without limitation, under Section 8.01) or under any Note or Notes in another currency into US Dollars or into a Primary Currency, as the case may be, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, a Lender Party could purchase such other currency with US Dollars or with a Primary Currency, as the case may be, in New York City, New York at the close of business on the Business Day immediately preceding the day on which final judgment is given, together with any premiums and costs of exchange payable in connection with such purchase.

      (b) Indemnity. The obligation of each Borrower in respect of any sum due from it to the Administrative Agent or any Lender Party hereunder or under any Note or Notes shall, notwithstanding any judgment in a currency other than US Dollars or a Primary Currency, as the case may be, be discharged only to the extent that on the Business Day next succeeding receipt by the Administrative Agent or such Lender Party of any sum adjudged to be so due in such other currency, the Administrative Agent or such Lender Party may, in accordance with normal banking procedures, purchase US Dollars or such Primary Currency, as the case may be, with such other currency. If the US Dollars or such Primary Currency so purchased are less than the sum originally due to the Administrative Agent or such Lender Party in US Dollars or in such Primary Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender Party against such loss, and if the US Dollars or such Primary Currency so purchased exceed the sum originally due to the Administrative Agent or any Lender Party in US Dollars or in such Primary Currency, as the case may be, the Administrative Agent or such Lender Party agrees to remit to such Borrower such excess.

SECTION 9.13. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Borrower further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to such Borrower at its address specified pursuant to Section 9.02 or in the Credit Agreement Supplement. Each Borrower (other than Paxar) hereby further agrees that service of process in any such action or proceeding brought in any such New York state court or in any such federal court may be made upon Paxar at its address specified in Section 9.02, and each Borrower (other than Paxar) hereby irrevocably appoints Paxar as its authorized agent to accept such service of process, and hereby irrevocably agrees that the failure of Paxar to give any notice of such service to such Borrower shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

      (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (c) To the extent that any Borrower has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Notes and the other Loan Documents.

SECTION 9.14. Waiver of Jury Trial. Each of the Borrowers, the Administrative Agent and the Lender Parties hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the other Loan Documents or the actions of the Administrative Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

                     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



               PAXAR CORPORATION

               By        /s/ Jack R. Plaxe
                         --------------------------------------------------
               Title:    Senior Vice President and Chief Financial Officer


               BORNEMANN + BICK GMBH & CO. KG

               By        /s/ George Bornemann
                         --------------------------------------------------
               Title:    Chief Financial Officer


               PAXAR UK LIMITED

               By        /s/ Niels Boudeling
                         --------------------------------------------------
               Title:    Vice President, Finance

               FLEET NATIONAL BANK
                         as Administrative Agent

               By        /s/ Michael M. Dwyer
                         ---------------------------------------------------
               Title:    Senior Vice President


               FLEET NATIONAL BANK
                         as Initial Issuing Bank

               By        /s/ Michael M. Dwyer
                         ---------------------------------------------------
               Title:    Senior Vice President


               Initial Lenders

               FLEET NATIONAL BANK

               By        /s/ Michael M. Dwyer
                         ---------------------------------------------------
               Title:    Senior Vice President


               ABN AMRO BANK N.V.

               By        /s/ Christopher M. Plumb
                         ---------------------------------------------------
               Title:    Vice President

               By        /s/ Donald Sutton
                         ---------------------------------------------------
               Title:    Group Vice President and Director

               HSBC BANK USA

               By        /s/ Cynthia Niesen
                         ---------------------------------------------------
               Title:    First Vice President


               SUNTRUST BANK

               By        /s/ Karen C. Copeland
                         ---------------------------------------------------
               Title:    Vice President


               BANK OF NEW YORK

               By        /s/ Laurel Magruder
                         ---------------------------------------------------
               Title:    Assistant Vice President